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Exhibit 99.1


          [MEADE LOGO]    MEADE INSTRUMENTS CORPORATION
              6001 OAK CANYON, IRVINE, CALIFORNIA92618-5200 U.S.A.
              (949) 451-1450 o FAX: (949) 451-1460 o WWW.MEADE.COM



                     MEADE INSTRUMENTS CORP. CEO INTERVIEWED
                             BY WALL STREET REPORTER

Irvine, Calif.--June 22, 2004--MEADE INSTRUMENTS CORP. (NASDAQ NM: MEAD) president and chief executive officer Steven G. Murdock was recently interviewed by Wall Street Reporter. The interview can be accessed via the Internet at http://www.wallstreetreporter.com and requires audio capabilities.

During the interview, Mr. Murdock addressed Meade's recent financial results and the Company's expansion of its consumer optics product line within the telescope, binocular, sports optics and night vision markets.

Meade Instruments is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars for the casual observer to the serious sporting or birding observer. Meade also offers a complete line of riflescopes under the Simmons(R), Weaver(R) and Redfield(R) brand names. The Company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com

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